INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of CEL-SCI CORPORATION on Form S-8 of our report dated December 11, 1998, appearing in the Annual Report on Form 10-K of CEL-SCI CORPORATION for the year ended September 30, 1998.


DELOITTE & TOUCHE LLP
Mclean, Virginia

November 8, 1999

                              CONSENT OF ATTORNEYS


          Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-8 whereby the Company proposes to sell 340,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold. We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                    Very Truly Yours,

                                    HART & TRINEN, L.L.P.




                                    By  /s/ William T. Hart
                                        William T. Hart

Denver, Colorado
November 9, 1999